Exhibit 10.5

SALES AGENCY AGREEMENT

THIS AGREEMENT made as of the 3rd day of April 2001.

BETWEEN:

FIRSTBINGO.COM, a corporation incorporated under the laws of the State of Nevada,

(hereinafter referred to as "FirstBingo").

OF THE FIRST PART,

and

TESAURO S.A., a corporation incorporated under the laws of Spain,

(hereinafter referred to as the "Agent")

OF THE SECOND PART,

WHEREAS FirstBingo has developed a television game show concept entitled "Trivia Bingo" (the "Show");

AND WHEREAS the name Trivia Bingo is a registered trademark of FirstBingo. com;

AND WHEREAS the Agent desires to solicit producers and distributors for the Show in the Specified Territory (as such term is hereinafter defined);

AND WHEREAS FirstBingo is desirous of appointing Tesauro S.A. as an authorized sales agent and Tesauro S.A. is desirous of acting as an authorized sales agent of FirstBingo, on an exclusive basis, for the production and distribution of the Show in the sale in the Specified Territory (as such term is hereinafter defined);

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, the sum of One Dollar ($1.00) paid by each party hereto to each of the other parties hereto and other good and valuable consideration. (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) it is agreed as follows,

ARTICLE ONE -- DEFINITIONS AND INTERPRETATION

1.1 Definitions. In this Agreement, unless something in the subject matter or context is inconsistent therewith:

(a) "Specified Territory" means Spain;

(b) "Licence" means any person who has executed the Licence and Trademark User Agreement, a copy of which is attached hereto as Schedule "A".

ARTICLE TWO -- APPOINTMENT AS AGENT AND SOLICITATION OF INTEREST

2.1 Appointment as Exclusive Agent. Upon and subject to the terms and conditions hereof,

FirstBingo hereby appoints Tesauro S.A. as its exclusive, authorized sales agent and grants to Tesauro S.A. the right to solicit persons interested in producing or distributing the Show throughout the Specified Territory.

2.2 Appointment of Additional Agents. Far greater certainty, Tesauro S.A. may appoint such other exclusive sales agents for the solicitation of persons interested in producing or distributing the Show.

ARTICLE THREE -- TERMS OF PRODUCTION AND DISTRIBUTION OF THE SHOW.

3.1 Use of Approved License and Trademark User Agreement. Persons interested in producing and/or distributing the Show will only be permitted to be appointed as a Producer and/or Distributor of the Show if the License and Trademark User Agreement (a copy of which is attached hereto as Schedule "A") is executed and upon execution of same, the Agent shall forward the Agreement to FirstBingo along with the non-refundable fee.

3.2 Representations regarding License Fees. Tesauro S.A. shall make no representations to any potential License regarding the license fees, the term and conditions of producing and/or distribution or any other representation regarding the production and distribution of the Show which are at a variance with the information set forth in the License and Trademark Agreement attached as Schedule "A".

ARTICLE FOUR -- TESAURO'S, RESPONSIBILITIES

4.1 Responsibilities of Tesauro S.A. Tesauro S.A. agrees that, during the term of this Agreement, it shall:

(a) In reasonable consultation with FirstBingo, use its best efforts to solicit potential Licensees for the Show;

(b) Devote its best efforts to the performance of its obligations under this Agreement; and

(e) Make every reasonable effort and use proper means, to develop the market potential for the production and/or distribution of the Show and actively solicit potential Licensees, provided that in no event shall Tesauro S.A. be required to expend any monies on advertising or other marketing and sales techniques except as Tesauro S.A., in its sole discretion, determines appropriate.

ARTICLE FIVE -- FIRSTBINGO'S RESPONSIBILITIES

5.1 Responsibilities of FirstBingo. FirstBingo agrees that during the term of this Agreement, it shall:

(b) Provide to Tesauro S.A. support with respect to graphics, the show's bible, the creation and maintenance of a web page for Spain, trivia questions, consultation on the show pilot and other relevant support on a consulting basis with mutually approved essential costs to be paid by Tesauro S.A,

(b) Promptly refer to Tesauro S.A. leads relating to potential Licensees in the Specified Territory; provided that, all such referrals shalt be made to Tesauro S.A. on an exclusive basis and deal with any potential Licensee in a courteous and professional manner, and

(c) Otherwise assist Tesauro S.A. by all reasonable means in soliciting potential Licensees to execute the Licence and Trademark User Agreement.

ARTICLE SIX -- COMMISSIONS AND OTHER PAYMENTS

6.1 Commission Payable. FirstBingo shall be under no obligation to pay to Tesauro S.A. any respect of the execution of a Licence and Trademark commission or payment to Tesauro S.A. in respect User Agreement by a Licensee. Any payments to be received by Tesauro S.A. will be negotiated by Tesauro S.A. directly with the Licence,

ARTICLE SEVEN -- STATUS OF PARTIES

7.1 Parties Not Agents for Each Other. Nothing herein contained shall constitute either party as an agent for the other for any purpose, and neither FirstBingo nor Tesauro S.A. shall have any right to incur liabilities or obligations for or on behalf of the other except as specified herein.

7.2 No Express or Implied Power or Authority. Neither party shall represent, nor by its conduct, express or implied, in any way indicate, that it has any right, power or authority not expressly granted hereunder.

ARTICLE EIGHT -- TERMS AND TERMINATION OF AGREEMENT

8.1 Termination of Agreement. This Agreement shall continue for a term of three (3) years commencing with the execution of this Agreement by both parties or until earlier terminated by either party as hereinafter provided; provided, however, that at the expiration of the initial or each renewal term if any, this Agreement shall automatically be renewed for successive additional periods of three (3) years, unless either, party shall have delivered to the other notice in writing of its intention not to renew, at least sixty (60) days prior to the expiration of the then current term.

8.2 Grounds for Termination. Either party may immediately terminate this Agreement upon notice to the other party to that effect upon the occurrence of any of the following events:

(a) If the other party is in default in any material respect in the performance of any of its obligations under this Agreement or otherwise commits any material breach of this Agreement, and such default continues uncured after ten (10) days notice from the notifying party to such other party stating the particulars of such default,

(b) If such other party files a petition in bankruptcy, files a petition seeking any reorganization, arrangement, composition or similar relief under any federal, provincial or local law regarding the insolvency or relief for debtors or makes an assignment for the benefit of creditors, or if a receiver, trustee or similar officer is appointed for the business, or property of such other party, or if any involuntary petition or proceeding, under bankruptcy or insolvency laws is instituted against such other party and not stayed, enjoined or discharged within thirty (30) days; or

(c) Tesauro S.A. shall fail to deliver any executed Licence and Trademark User Agreements to FirstBingo at the end of one year from the date of signing of this agreement.

ARTICLE NINE -- GENERAL CONTRACT PROVISIONS

9.1 Notices. All notices, requests, demands or other communications (collectively, "Notices") by the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party as follows:

(a) To FirstlBingo at:

4137 Lawrence Avenue East
Suite 115
West Hill, Ontario MIE 2S2
Canada

(b) To the Agent at:

Tesauro S. A
Prensa 1/28033
Madrid Spain

or at such other address as may be given by such person to the other parties hereto in writing from time to time.

All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, 48 hours after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received 48 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery or by facsimile transmission.

10.2 Additional Considerations. The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as way be necessary or desirable in order to give full effect to this Agreement and every part thereof.

10.3 Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

10.4 Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

10.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to all of the matters herein arid its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. Any schedules referred to herein are incorporated herein by reference and form part of the Agreement.

10.6 Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

10.7 Currency. Unless otherwise provided for herein, all monetary amounts referred to herein otherwise shall refer to the lawful money of the United States of America.

10.8 Headings for Convenience Only. The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of the Agreement.

10.9 Governing Law. This Agreement shall, be governed by and construed in accordance with the laws of the City of Madrid in the Country of Spain.

10.10 Gender, In this Agreement, words importing the singular number shall include the plural and vice versa, and words importing the use of any gender shall include, the masculine, feminine and neuter genders and the word "person" shall include an individual, a trust, a partnership, a body corporate, an association or other incorporated or unincorporated organization or entity.

10.11 Calculation of Time. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, then the time period in question shall end on the first business day following such non-business day.

10.12 Legislation References. Any references in this Agreement to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

10.13 Severability. If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

10.14 Transmission by Facsimile. The parties hereto agree that this Agreement way be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

IN WITNESS OF the parties have duly executed this Sales Agency Agreement this 3rd day of April, 2001.

FIRSTBINGO.COM Per: /s/ Richard Wachter C/S [Authorized Signing Officer]

TESAURO S.A. Per: /s/ Illegible C/S [Authorized Signing Officer]